SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the registrant                              / X /

Filed by a party other than the registrant       /     /

Check the appropriate box:

/   /    Preliminary proxy statement

/  /     Definitive proxy statement

/X /     Definitive additional materials

/   /    Soliciting material under Rule 14a-12

                       OPPENHEIMER INTERNATIONAL BOND FUND
          ------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                       OPPENHEIMER INTERNATIONAL BOND FUND
          ------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):  N/A

/ X/     No fee required.

/        / Fee  Computed on table below per  Exchange Act Rules 14a -6(i)(1) and
         0-11.

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

 / / Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

(2)      Form, schedule or registration statement no.:

(3)      Filing Party:

(4)      Date Filed:

INTERNAL USE ONLY


                              TELEPHONE SCRIPT FOR
                               SHAREHOLDER MEETING


                       OPPENHEIMER INTERNATIONAL BOND FUND


Original meeting date:              9/11/00
Adjourned meeting date:    10/02/00 (10:00 a.m.)

There are six proposals shareholders are being asked to vote on. Proposal No. 4 consists of four (4) sub-proposals. The Fund's Board of Trustees recommends a vote in favor of or FOR each of the proposals and sub-proposals.

Proposal No. 1: Election of Trustees.

Current law provides that the Fund's Board may fill vacancies on the Board of Trustees or appoint new Trustees only if, immediately thereafter, at least two-thirds of the Trustees will have been elected by shareholders. Currently, three of the Fund's eleven Trustees have not been elected by shareholders. Because the Fund has not had a shareholder meeting for some time, the percentage of trustees of the Fund that have been elected by shareholders is close to two-thirds, and no additional trustees/directors may be added to the Board of the Fund unless first elected by shareholders. Therefore, shareholders are being asked to elect directors.

Proposal No. 2: Ratification of Auditor's Selection.

The Fund is not required to hold annual shareholder meetings and does not hold such meetings. However, when a shareholder meeting is held, the Fund's selection of independent auditors must be submitted for ratification or rejection by shareholders at that meeting. Because the Fund is holding a shareholder meeting, shareholders are being asked to ratify the Fund's selection of independent auditors.

Proposal No. 3: Changing the Fund's Diversification Status from diversified to non - diversified.

The purpose of this proposal is to increase the Fund's investment flexibility by allowing a greater portion of the fund's assets to be invested in the debt obligations of single countries. This proposal is intended to enhance the Fund's performance at times when investment opportunities in the "sovereign debt sector" focus on a handful of foreign governments.

Proposal No. 4: Elimination of Certain Fundamental Investment Restrictions.

This proposal consists of four (4) sub-proposals. Each of these sub-proposals must be voted on separately.

***Summary of impact of the elimination of certain fundamental investment restrictions:

Because of recent regulatory changes, certain investment restrictions are no longer applicable to the Fund. Certain other investment restrictions adopted by the Fund are more restrictive than currently required, and other investment restrictions adopted by the Fund reflect outdated industry conditions and practices. The Fund's Manager considers many of these restrictions unnecessary or unwarranted.

The Fund's Board finds that the proposed elimination of certain fundamental investment restrictions of the Fund is in the best interests of shareholders. The proposed changes are intended to provide the Fund with greater flexibility to respond to future market developments and to increase future investment opportunities.

The proposed changes are not expected to materially change the current risk profile of an investment in the Fund.

The elimination of a fundamental policy does not mean that the Fund's current principal investment policies and strategies will change. If the Fund's Manager decides to materially change the Fund's investment policies and strategies, such a change will be described in the Fund's prospectus.

Sub-Proposal No. 4.A.: Eliminating Prohibition on Margin Purchases.

It is proposed that the Fund's current fundamental investment restriction prohibiting it from purchasing securities on margin be eliminated. The existing restriction is not required to be a fundamental investment restriction.

Elimination of this restriction is unlikely to affect the management of the Fund. The 1940 Act prohibitions on margin purchases and will continue to apply to the Fund.

Sub-Proposal No. 4.B.: Eliminating Restriction on Purchasing Securities in which Officers and Trustees of the Fund have an Interest.

The Fund is currently subject to a fundamental investment restriction prohibiting it from purchasing the securities of an issuer if the officers of the Fund or the Manager individually own 1/2 of 1% of such securities and together own more than 5% of such securities. This restriction was originally adopted to address a state requirement that is no longer applicable.

Elimination of this restriction could increase the Fund's flexibility when choosing investments in the future.

Sub-Proposal No. 4.C.: Eliminating Restriction on Investing for Purpose of Acquiring Control.

It is proposed that the Fund's current fundamental investment restriction prohibiting it from investing in portfolio companies for the purpose of acquiring control be eliminated. The Fund has no intention of investing for the purpose of acquiring control of a company, and elimination of the restriction is not expected to have a significant impact on the Fund's investment practices or management.

The restriction is unnecessary and may reduce possible investment opportunities because a mutual fund might be considered to be investing for control if it purchases a large percentage of the securities of a single issuer. Eliminating this restriction also will give the Fund greater flexibility in exercising its rights as a shareholder of the portfolio companies it invests in, to try to protect its interests and those of its shareholders.

Sub-Proposal No. 4.D.: Eliminating Restriction on Investing in Mineral-Related Leases.

The Fund is currently subject to a fundamental restriction prohibiting it from investing in oil, gas or mineral-related programs. This restriction was originally adopted to address state requirements that are no longer applicable to the Fund. Elimination of this restriction could increase the Fund's flexibility when choosing investments in the future.

The Fund will continue to be prohibited from purchasing commodities or commodity contracts.

PROPOSAL 5: TO APPROVE AMENDMENTS TO CERTAIN FUNDAMENTAL INVESTMENT RESTRICTIONS OF THE FUND

Proposal 4 is composed of four separate proposed changes to the Fund's current investment policies. Shareholders are requested to vote to approve or disapprove all four together. The changes are necessary to permit the Fund to lend money to, and borrow money from, other Oppenheimer mutual funds and to pledge its assets as collateral for the loan. Permitting the Fund to borrow money from other Oppenheimer funds would afford the Fund the flexibility to use the most cost-effective alternative to satisfy its borrowing requirements. The reason for lending money to an affiliated fund is that the lending fund may be able to obtain a higher rate of return than it could from interest rates on alternative short-term investments. To assure that the Fund is not disadvantaged by borrowing money from or lending money to another Oppenheimer fund, certain safeguards will be implemented.

PROPOSAL 6: TO AUTHORIZE THE TRUSTEES TO ADOPT AN AMENDED AND RESTATED DECLARATION OF TRUST

The Board of Trustees has approved and recommends that the shareholders of the Fund authorize them to adopt and execute the Amended and Restated Declaration of Trust. The New Declaration of Trust is a more modern form of trust instrument for a Massachusetts business trust, such as the Fund, and going forward, will be used as the standard Declaration of Trust for all new Oppenheimer funds Massachusetts business trusts.

Adoption of the New Declaration of Trust will not result in any changes in the Fund's Trustees or officers or in the investment policies and shareholder services described in the Fund's current prospectus.

The New Declaration of Trust amends the Current Declaration of Trust in a number of significant ways. The proxy statement summarizes some of the more significant amendments to the Current Declaration of Trust effected by the New Declaration of Trust.


FOR ANY OTHER QUESTIONS, PLEASE CONTACT JEFFREY BURNS (3-5089), PHIL MASTERSON (8-2486), KATE IVES (8-3331) OR DEBORAH SULLIVAN (3-0602).